EXHIBIT 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-131870) pertaining to the VocalTec Communications Ltd. (the "Company") Amended 2003 Master Stock Option Plan of our report dated June 30, 2008 with respect to the consolidated financial statements of the Company for the year ended December 31, 2007, included in the Company's Annual Report on Form 20-F for the year ended December 31, 2007, filed with the US Securities and Exchange Commission.

Tel Aviv, Israel                           KOST FORER GABBAY & KASIERER
July 15, 2008                              A member of Ernst & Young Global